Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-239871, No.333-256603, No.333-265684, No. 333-279842, No. 333-290195) and Form F-3 (No. 333-286954) of NovaBridge Biosciences of our report dated April 7, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 7, 2026